Exhibit (17)(d)

Schedule of investments (unaudited)

October 31, 2012

Legg Mason Capital Management All Cap Fund

Security	Shares	Value
Common Stocks — 99.7%
Consumer Discretionary — 12.4%
Hotels, Restaurants & Leisure — 2.6%
Bwin.Party Digital Entertainment PLC	2,405,000	$4,653,399
Yum! Brands Inc.	93,000	6,520,230

Total Hotels, Restaurants & Leisure		11,173,629

Media — 6.7%
Time Warner Cable Inc.	52,500	5,203,275
Time Warner Inc.	276,000	11,992,200
Viacom Inc., Class B Shares	213,000	10,920,510

Total Media		28,115,985

Multiline Retail — 1.6%
Dollar General Corp.	138,000	6,709,560	*

Specialty Retail — 1.5%
Best Buy Co. Inc.	150,600	2,290,626
Chico’s FAS Inc.	207,000	3,850,200

Total Specialty Retail		6,140,826

Total Consumer Discretionary		52,140,000

Consumer Staples — 8.8%
Beverages — 2.1%
PepsiCo Inc.	128,500	8,897,340

Food & Staples Retailing — 4.6%
CVS Caremark Corp.	217,000	10,068,800
Wal-Mart Stores Inc.	121,000	9,077,420

Total Food & Staples Retailing		19,146,220

Food Products — 1.1%
Unilever NV	132,000	4,843,080

Household Products — 1.0%
Procter & Gamble Co.	59,000	4,085,160

Total Consumer Staples		36,971,800

Energy — 11.4%
Energy Equipment & Services — 3.3%
Baker Hughes Inc.	128,000	5,372,160
Halliburton Co.	111,700	3,606,793
National-Oilwell Varco Inc.	69,000	5,085,300

Total Energy Equipment & Services		14,064,253

Oil, Gas & Consumable Fuels — 8.1%
Apache Corp.	34,800	2,879,700
ConocoPhillips	102,500	5,929,625
Devon Energy Corp.	60,000	3,492,600

See Notes to Financial Statements.

Legg Mason Capital Management All Cap Fund 2012 Semi-Annual Report

Schedule of investments (unaudited) (cont’d)

October 31, 2012

Legg Mason Capital Management All Cap Fund

Security	Shares	Value
Oil, Gas & Consumable Fuels — continued
Exxon Mobil Corp.	87,801	$8,004,817
Kinder Morgan Inc.	125,000	4,338,750
Noble Energy Inc.	32,000	3,040,320
Phillips 66	51,250	2,416,950
Valero Energy Corp.	134,000	3,899,400

Total Oil, Gas & Consumable Fuels		34,002,162

Total Energy		48,066,415

Financials — 13.7%
Capital Markets — 5.8%
Blackstone Group LP	300,000	4,608,000
E*TRADE Financial Corp.	340,000	2,842,400	*
Morgan Stanley	185,000	3,215,300
State Street Corp.	121,200	5,401,884
TD Ameritrade Holding Corp.	539,500	8,464,755

Total Capital Markets		24,532,339

Commercial Banks — 2.0%
Huntington Bancshares Inc.	770,000	4,920,300
PNC Financial Services Group Inc.	60,000	3,491,400

Total Commercial Banks		8,411,700

Diversified Financial Services — 1.5%
JPMorgan Chase & Co.	152,000	6,335,360

Insurance — 3.8%
Allstate Corp.	70,500	2,818,590
Assured Guaranty Ltd.	396,000	5,500,440
MetLife Inc.	174,700	6,200,103
Syncora Holdings Ltd.	1,550,000	1,193,500	*

Total Insurance		15,712,633

Real Estate Management & Development — 0.6%
Realogy Holdings Corp.	69,000	2,452,260	*

Total Financials		57,444,292

Health Care — 12.6%
Biotechnology — 1.4%
Celgene Corp.	78,000	5,718,960	*

Health Care Equipment & Supplies — 1.4%
Medtronic Inc.	146,100	6,074,838

Health Care Providers & Services — 5.0%
McKesson Corp.	66,500	6,205,115
UnitedHealth Group Inc.	178,000	9,968,000

See Notes to Financial Statements.

Legg Mason Capital Management All Cap Fund

Security	Shares	Value
Health Care Providers & Services — continued
WellPoint Inc.	78,500	$4,810,480

Total Health Care Providers & Services		20,983,595

Pharmaceuticals — 4.8%
Flamel Technologies SA, ADR	728,850	2,806,073	*
GlaxoSmithKline PLC, ADR	130,000	5,837,000
Merck & Co. Inc.	249,300	11,375,559

Total Pharmaceuticals		20,018,632

Total Health Care		52,796,025

Industrials — 14.6%
Aerospace & Defense — 1.2%
Northrop Grumman Corp.	48,800	3,352,072
Raytheon Co.	30,219	1,709,187

Total Aerospace & Defense		5,061,259

Air Freight & Logistics — 1.4%
United Parcel Service Inc., Class B Shares	78,600	5,757,450

Airlines — 2.0%
Delta Air Lines Inc.	460,000	4,429,800	*
United Continental Holdings Inc.	214,000	4,110,940	*

Total Airlines		8,540,740

Commercial Services & Supplies — 0.7%
TMS International Corp., Class A Shares	273,200	2,863,136	*

Electrical Equipment — 1.2%
Emerson Electric Co.	108,000	5,230,440

Industrial Conglomerates — 3.7%
3M Co.	95,000	8,322,000
United Technologies Corp.	93,300	7,292,328

Total Industrial Conglomerates		15,614,328

Machinery — 1.5%
Stanley Black & Decker Inc.	89,000	6,167,700

Professional Services — 0.9%
FTI Consulting Inc.	143,000	3,712,280	*

Road & Rail — 2.0%
Hertz Global Holdings Inc.	325,000	4,312,750	*
Old Dominion Freight Line Inc.	127,627	4,280,609	*

Total Road & Rail		8,593,359

Total Industrials		61,540,692

Information Technology — 21.1%
Communications Equipment — 1.5%
Cisco Systems Inc.	368,900	6,322,946

See Notes to Financial Statements.

Legg Mason Capital Management All Cap Fund 2012 Semi-Annual Report

Schedule of investments (unaudited) (cont’d)

October 31, 2012

Legg Mason Capital Management All Cap Fund

Security	Shares	Value
Computers & Peripherals — 3.5%
EMC Corp.	604,700	$14,766,774	*

Electronic Equipment, Instruments & Components — 1.9%
Avnet Inc.	119,000	3,409,350	*
Jabil Circuit Inc.	258,000	4,473,720

Total Electronic Equipment, Instruments & Components		7,883,070

Internet Software & Services — 1.5%
eBay Inc.	133,400	6,441,886	*

IT Services — 4.8%
Cognizant Technology Solutions Corp., Class A Shares	92,000	6,131,800	*
International Business Machines Corp.	27,900	5,427,387
Lender Processing Services Inc.	183,000	4,412,130
MasterCard Inc., Class A Shares	9,300	4,286,649

Total IT Services		20,257,966

Semiconductors & Semiconductor Equipment — 2.7%
Marvell Technology Group Ltd.	358,000	2,824,620
Micron Technology Inc.	675,000	3,661,875	*
Texas Instruments Inc.	180,000	5,056,200

Total Semiconductors & Semiconductor Equipment		11,542,695

Software — 5.2%
Adobe Systems Inc.	133,000	4,522,000	*
FleetMatics Group Ltd.	50,100	1,086,669	*
MICROS Systems Inc.	86,800	3,939,852	*
Nuance Communications Inc.	234,000	5,208,840	*
Red Hat Inc.	122,800	6,038,076	*
ServiceNow Inc.	29,900	916,435	*

Total Software		21,711,872

Total Information Technology		88,927,209

Materials — 3.2%
Chemicals — 3.2%
Air Products & Chemicals Inc.	44,000	3,411,320
Eastman Chemical Co.	81,500	4,828,060
LyondellBasell Industries NV, Class A Shares	98,000	5,232,220

Total Materials		13,471,600

Telecommunication Services — 1.1%
Diversified Telecommunication Services — 1.1%
AT&T Inc.	137,300	4,749,207

See Notes to Financial Statements.

Legg Mason Capital Management All Cap Fund

Security			Shares	Value
Utilities — 0.8%
Independent Power Producers & Energy Traders — 0.8%
AES Corp.			311,800	$3,258,310

Total Investments before Short-Term Investments (Cost — $369,184,933)				419,365,550

	Rate	Maturity Date	Face Amount
Short-Term Investments — 0.5%
Repurchase Agreements — 0.5%
Interest in $552,780,000 joint tri-party repurchase agreement dated 10/31/12 with Deutsche Bank Securities Inc.; Proceeds at maturity — $2,284,020; (Fully collateralized by various U.S. government agency obligations, 0.000% to 6.250% due 11/23/12 to 11/2/40; Market value — $2,329,681) (Cost — $2,284,000)	0.320%	11/1/12	$2,284,000	2,284,000

Total Investments — 100.2% (Cost — $371,468,933#)				421,649,550
Liabilities in Excess of Other Assets — (0.2)%				(1,012,328)

Total Net Assets — 100.0%				$420,637,222

*	Non-income producing security.
#	Aggregate cost for federal income tax purposes is substantially the same.

Abbreviation used in this schedule:

ADR	— American Depositary Receipts

See Notes to Financial Statements.

Legg Mason Capital Management All Cap Fund 2012 Semi-Annual Report

Statement of assets and liabilities (unaudited)

October 31, 2012

Assets:
Investments, at value (Cost — $371,468,933)	$421,649,550
Receivable for Fund shares sold	458,421
Dividends and interest receivable	438,640
Receivable for securities sold	97,788
Prepaid expenses	38,908

Total Assets	422,683,307

Liabilities:
Payable for Fund shares repurchased	775,521
Investment management fee payable	256,571
Payable for securities purchased	247,250
Service and/or distribution fees payable	102,465
Due to custodian	53,890
Trustees’ fees payable	2,524
Accrued expenses	607,864

Total Liabilities	2,046,085

Total Net Assets	$420,637,222

Net Assets:
Par value (Note 7)	$509
Paid-in capital in excess of par value	785,831,070
Undistributed net investment income	818,595
Accumulated net realized loss on investments and foreign currency transactions	(416,194,677)
Net unrealized appreciation on investments and foreign currencies	50,181,725

Total Net Assets	$420,637,222

Shares Outstanding:
Class 1	19,239,039
Class A	22,366,972
Class B	2,601,580
Class C	6,484,087
Class I	241,190
Net Asset Value:
Class 1 (and redemption price)	$8.41
Class A (and redemption price)	$8.34
Class B*	$7.63
Class C*	$7.78
Class I (and redemption price)	$8.44
Maximum Public Offering Price Per Share:
Class A (based on maximum initial sales charge of 5.75%)	$8.85

*	Redemption price per share is NAV of Class B and Class C shares reduced by a 5.00% and 1.00% CDSC, respectively, if shares are redeemed within one year from purchase payment (See Note 2).

See Notes to Financial Statements.

Legg Mason Capital Management All Cap Fund 2012 Semi-Annual Report

Statement of operations (unaudited)

For the Six Months Ended October 31, 2012

Investment Income:
Dividends	$3,844,357
Interest	4,161
Less: Foreign taxes withheld	(12,000)

Total Investment Income	3,836,518

Expenses:
Investment management fee (Note 2)	1,513,440
Transfer agent fees (Note 5)	808,913
Service and/or distribution fees (Notes 2 and 5)	612,450
Registration fees	31,174
Shareholder reports	29,380
Legal fees	25,626
Fund accounting fees	22,731
Trustees’ fees	17,555
Audit and tax	16,737
Insurance	5,401
Custody fees	2,795
Miscellaneous expenses	3,402

Total Expenses	3,089,604
Less: Fee waivers and/or expense reimbursements (Notes 2 and 5)	(162)

Net Expenses	3,089,442

Net Investment Income	747,076

Realized and Unrealized Gain (Loss) on Investments and Foreign Currency Transactions (Notes 1 and 3):
Net Realized Gain (Loss) From:
Investment transactions	8,997,620
Foreign currency transactions	(2,870)

Net Realized Gain	8,994,750

Change in Net Unrealized Appreciation (Depreciation) From:
Investments	(20,694,993)
Foreign currencies	(376)

Change in Net Unrealized Appreciation (Depreciation)	(20,695,369)

Net Loss on Investments and Foreign Currency Transactions	(11,700,619)

Decrease in Net Assets from Operations	$(10,953,543)

See Notes to Financial Statements.

Legg Mason Capital Management All Cap Fund 2012 Semi-Annual Report

Statements of changes in net assets

For the Six Months Ended October 31, 2012 (unaudited) and the Year Ended April 30, 2012	October 31	April 30
Operations:
Net investment income	$747,076	$1,351,541
Net realized gain	8,994,750	31,804,242
Change in net unrealized appreciation (depreciation)	(20,695,369)	(40,367,923)

Decrease in Net Assets From Operations	(10,953,543)	(7,212,140)

Distributions to Shareholders From (Notes 1 and 6):
Net investment income	—	(1,368,621)
Decrease in Net Assets From Distributions to Shareholders	—	(1,368,621)

Fund Share Transactions (Note 7):
Net proceeds from sale of shares	9,835,565	18,278,702
Reinvestment of distributions	—	1,354,156
Cost of shares repurchased	(36,568,300)	(85,250,945)
Decrease in Net Assets From Fund Share Transactions	(26,732,735)	(65,618,087)

Decrease in Net Assets	(37,686,278)	(74,198,848)

Net Assets:
Beginning of period	458,323,500	532,522,348
End of period*	$420,637,222	$458,323,500
* Includes undistributed net investment income of:	$818,595	$71,519

See Notes to Financial Statements.

Legg Mason Capital Management All Cap Fund 2012 Semi-Annual Report

Financial highlights

For a share of each class of beneficial interest outstanding throughout each year ended April 30, unless otherwise noted:

Class 1 Shares[1]	2012[2]	2012	2011	2010	2009	2008
Net asset value, beginning of period	$8.59	$8.63	$7.22	$4.68	$7.51	$10.36
Income (loss) from operations:
Net investment income (loss)	0.03	0.05	0.00 [3]	(0.01)	0.02	0.01
Net realized and unrealized gain (loss)	(0.21)	(0.05)	1.41	2.57	(2.85)	(2.86)

Total income (loss) from operations	(0.18)	0.00	1.41	2.56	(2.83)	(2.85)

Less distributions from:
Net investment income	—	(0.04)	—	(0.02)	—	—

Total distributions	—	(0.04)	—	(0.02)	—	—

Net asset value, end of period	$8.41	$8.59	$8.63	$7.22	$4.68	$7.51

Total return[4]	(2.10)%	0.00%[5]	19.53%	54.78%[6]	(37.68)%	(27.51)%

Net assets, end of period (000s)	$161,772	$176,048	$201,704	$189,945	$138,231	$267,372
Ratios to average net assets:
Gross expenses	1.13%[7]	1.07%	1.11%	1.16%	1.16%	0.93%
Net expenses[8,9]	1.13 [7]	1.07	1.11 [10]	1.06 [10]	1.00 [10]	0.90 [10]
Net investment income (loss)	0.65 [7]	0.63	0.04	(0.16)	0.45	0.14
Portfolio turnover rate	11%	18%	23%	22%	59%	25%

[1]	Per share amounts have been calculated using the average shares method.
[2]	For the six months ended October 31, 2012 (unaudited).
[3]	Amount represents less than $0.01 per share.
[4]

Performance figures may reflect compensating balance arrangements, fee waivers and/or expense reimbursements. In the absence of compensating balance arrangements, fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results. Total returns for periods of less than one year are not annualized.

[5]	Amount represents less than 0.01%.
[6]	The total return includes gains from settlement of security litigations. Without these gains, the total return would have been 53.92%.
[7]	Annualized.
[8]	The impact of compensating balance arrangements, if any, was less than 0.01%.
[9]

As a result of an expense limitation arrangement, effective July 30, 2007, the ratio of expenses, other than brokerage, interest, taxes, extraordinary expenses and acquired fund fees and expenses, to average net assets of Class 1 shares did not and are not expected to exceed Class A shares’ total net annual operating expenses less the 12b-1 fee differential of 0.25% through December 31, 2012. Effective January 1, 2013, the total annual operating expenses for Class 1 shares are not expected to exceed those of Class A shares. This expense limitation arrangement cannot be terminated prior to December 31, 2014 without the Board of Trustees’ consent.

[10]	Reflects fee waivers and/or expense reimbursements.

See Notes to Financial Statements.

Legg Mason Capital Management All Cap Fund 2012 Semi-Annual Report

Financial highlights (cont’d)

For a share of each class of beneficial interest outstanding throughout each year ended April 30, unless otherwise noted:

Class A Shares[1]	2012[2]	2012	2011	2010	2009	2008
Net asset value, beginning of period	$8.54	$8.57	$7.18	$4.65	$7.49	$10.36
Income (loss) from operations:
Net investment income (loss)	0.01	0.02	(0.02)	(0.03)	0.01	(0.01)
Net realized and unrealized gain (loss)	(0.21)	(0.04)	1.39	2.56	(2.85)	(2.86)
Proceeds from settlement of a regulatory matter	—	—	0.02	—	—	—

Total income (loss) from operations	(0.20)	(0.02)	1.39	2.53	(2.84)	(2.87)

Less distributions from:
Net investment income	—	(0.01)	—	(0.00)[3]	—	—

Total distributions	—	(0.01)	—	(0.00)[3]	—	—

Net asset value, end of period	$8.34	$8.54	$8.57	$7.18	$4.65	$7.49

Total return[4]	(2.34)%	(0.22)%	19.36%[5]	54.42%[6]	(37.92)%	(27.70)%
Net assets, end of period (000s)	$186,522	$198,041	$221,353	$205,900	$144,443	$273,593
Ratios to average net assets:
Gross expenses	1.44%[7]	1.42%	1.43%	1.47%	1.54%	1.26%
Net expenses[8]	1.44 [7]	1.42	1.43	1.37 [9]	1.28 [9,10]	1.15 [9,10]
Net investment income (loss)	0.33 [7]	0.29	(0.29)	(0.47)	0.18	(0.11)
Portfolio turnover rate	11%	18%	23%	22%	59%	25%

[1]	Per share amounts have been calculated using the average shares method.
[2]	For the six months ended October 31, 2012 (unaudited).
[3]	Amount represents less than $0.01 per share.
[4]

Performance figures, exclusive of sales charges, may reflect compensating balance arrangements, fee waivers and/or expense reimbursements. In the absence of compensating balance arrangements, fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results. Total returns for periods of less than one year are not annualized.

[5]

The total return reflects a payment received due to the settlement of a regulatory matter. Absent this payment, the total return would have been 19.08%. Class A received $477,842, related to this distribution.

[6]	The total return includes gains from settlement of security litigations. Without these gains, the total return would have been 53.56%.
[7]	Annualized.
[8]	The impact of compensating balance arrangements, if any, was less than 0.01%.
[9]	Reflects fee waivers and/or expense reimbursements.
[10]

As a result of a contractual expense limitation agreement, effective February 5, 2007 until September 1, 2008, the ratio of expenses, other than brokerage, taxes and extraordinary expenses, to average net assets of Class A shares did not exceed 1.16%.

See Notes to Financial Statements.

For a share of each class of beneficial interest outstanding throughout each year ended April 30, unless otherwise noted:

Class B Shares[1]	2012[2]	2012	2011	2010	2009	2008
Net asset value, beginning of period	$7.85	$7.98	$6.67	$4.36	$7.06	$9.84
Income (loss) from operations:
Net investment loss	(0.02)	(0.05)	(0.07)	(0.07)	(0.03)	(0.08)
Net realized and unrealized gain (loss)	(0.20)	(0.05)	1.30	2.38	(2.67)	(2.70)
Proceeds from settlement of a regulatory matter	—	—	0.08	—	—	—

Total income (loss) from operations	(0.22)	(0.10)	1.31	2.31	(2.70)	(2.78)

Less distributions from:
Net investment income	—	(0.03)	—	—	—	—

Total distributions	—	(0.03)	—	—	—	—

Net asset value, end of period	$7.63	$7.85	$7.98	$6.67	$4.36	$7.06

Total return[3]	(2.80)%	(1.18)%	19.64%[4]	52.98%[5]	(38.24)%	(28.25)%
Net assets, end of period (000s)	$19,843	$26,383	$38,933	$43,905	$36,847	$89,574
Ratios to average net assets:
Gross expenses	2.41%[6]	2.33%	2.25%	2.29%	2.25%	2.10%
Net expenses[7]	2.41 [6]	2.33	2.25	2.19 [8]	2.00 [8,9]	1.92 [8,9]
Net investment loss	(0.62)[6]	(0.63)	(1.10)	(1.28)	(0.55)	(0.90)
Portfolio turnover rate	11%	18%	23%	22%	59%	25%

[1]	Per share amounts have been calculated using the average shares method.
[2]	For the six months ended October 31, 2012 (unaudited).
[3]

Performance figures, exclusive of CDSC, may reflect compensating balance arrangements, fee waivers and/or expense reimbursements. In the absence of compensating balance arrangements, fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results. Total returns for periods of less than one year are not annualized.

[4]

The total return reflects a payment received due to the settlement of a regulatory matter. Absent this payment, the total return would have been 18.44%. Class B received $544,870 related to this distribution.

[5]	The total return includes gains from settlement of security litigations. Without these gains, the total return would have been 52.06%.
[6]	Annualized.
[7]	The impact of compensating balance arrangements, if any, was less than 0.01%.
[8]	Reflects fee waivers and/or expense reimbursements.
[9]

As a result of a contractual expense limitation agreement, effective February 5, 2007 until September 1, 2008, the ratio of expenses, other than brokerage, interest, taxes, extraordinary expenses and acquired fund fees and expenses, to average net assets of Class B shares did not exceed 1.93%.

See Notes to Financial Statements.

Legg Mason Capital Management All Cap Fund 2012 Semi-Annual Report

Financial highlights (cont’d)

For a share of each class of beneficial interest outstanding throughout each year ended April 30, unless otherwise noted:

Class C Shares[1]	2012[2]	2012	2011	2010	2009	2008
Net asset value, beginning of period	$7.99	$8.08	$6.74	$4.38	$7.09	$9.86
Income (loss) from operations:
Net investment loss	(0.01)	(0.01)	(0.05)	(0.05)	(0.01)	(0.07)
Net realized and unrealized gain (loss)	(0.20)	(0.05)	1.31	2.41	(2.70)	(2.70)
Proceeds from settlement of a regulatory matter	—	—	0.08	—	—	—

Total income (loss) from operations	(0.21)	(0.06)	1.34	2.36	(2.71)	(2.77)

Less distributions from:
Net investment income	—	(0.03)	—	—	—	—

Total distributions	—	(0.03)	—	—	—	—

Net asset value, end of period	$7.78	$7.99	$8.08	$6.74	$4.38	$7.09
Total return[3]	(2.63)%	(0.69)%	19.88%[4]	53.88%[5]	(38.22)%	(28.09)%
Net assets, end of period (000s)	$50,465	$56,322	$69,656	$70,336	$55,813	$125,841
Ratios to average net assets:
Gross expenses	1.93%[6]	1.90%	1.93%	1.90%	1.86%	1.79%
Net expenses[7]	1.93 [6]	1.90	1.93	1.80 [8]	1.71 [8]	1.79
Net investment loss	(0.15)[6]	(0.20)	(0.79)	(0.89)	(0.26)	(0.77)
Portfolio turnover rate	11%	18%	23%	22%	59%	25%

[1]	Per share amounts have been calculated using the average shares method.
[2]	For the six months ended October 31, 2012 (unaudited).
[3]

Performance figures, exclusive of CDSC, may reflect compensating balance arrangements, fee waivers and/or expense reimbursements. In the absence of compensating balance arrangements, fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results. Total returns for periods of less than one year are not annualized.

[4]

The total return reflects a payment received due to the settlement of a regulatory matter. Absent this payment, the total return would have been 18.69%. Class C received $831,056, related to this distribution.

[5]	The total return includes gains from settlement of security litigations. Without these gains, the total return would have been 52.97%.
[6]	Annualized.
[7]	The impact of compensating balance arrangements, if any, was less than 0.01%.
[8]	Reflects fee waivers and/or expense reimbursements.

See Notes to Financial Statements.

For a share of each class of beneficial interest outstanding throughout each year ended April 30, unless otherwise noted:

Class I Shares[1]	2012[2]	2012	2011	2010	2009	2008[3]
Net asset value, beginning of period	$8.62	$8.65	$7.23	$4.69	$7.51	$10.26
Income (loss) from operations:
Net investment income (loss)	0.03	0.06	0.01	(0.01)	0.04	0.02
Net realized and unrealized gain (loss)	(0.21)	(0.05)	1.41	2.58	(2.86)	(2.77)

Total income (loss) from operations	(0.18)	0.01	1.42	2.57	(2.82)	(2.75)

Less distributions from:
Net investment income	—	(0.04)	—	(0.03)	—	—

Total distributions	—	(0.04)	—	(0.03)	—	—

Net asset value, end of period	$8.44	$8.62	$8.65	$7.23	$4.69	$7.51
Total return[4]	(2.09)%	0.20%	19.64%	54.76%[5]	(37.55)%	(26.80)%
Net assets, end of period (000s)	$2,035	$1,530	$876	$589	$210	$99
Ratios to average net assets:
Gross expenses	1.00%[6]	1.02%	1.12%	1.17%	0.99%	0.90%[6]
Net expenses[7]	0.98 [6,8,9]	1.00 [8,9]	0.99 [8,9]	1.01 [8,9]	0.61 [8]	0.90 [6]
Net investment income (loss)	0.77 [6]	0.70	0.15	(0.14)	0.79	0.49 [6]
Portfolio turnover rate	11%	18%	23%	22%	59%	25%

[1]	Per share amounts have been calculated using the average shares method.
[2]	For the six months ended October 31, 2012 (unaudited).
[3]	For the period October 2, 2007 (inception date) to April 30, 2008.
[4]

Performance figures may reflect compensating balance arrangements, fee waivers and/or expense reimbursements. In the absence of compensating balance arrangements, fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results. Total returns for periods of less than one year are not annualized.

[5]	The total return includes gains from settlement of security litigations. Without these gains, the total return would have been 54.33%.
[6]	Annualized.
[7]	The impact of compensating balance arrangements, if any, was less than 0.01%.
[8]	Reflects fee waivers and/or expense reimbursements.
[9]

As a result of an expense limitation arrangement, effective September 18, 2009, the ratio of expenses, other than brokerage, interest, taxes, extraordinary expenses and acquired fund fees and expenses, to average net assets of Class I shares did not exceed 1.00%. This expense limitation arrangement cannot be terminated prior to December 31, 2014 without the Board of Trustees’ consent.

See Notes to Financial Statements.

Legg Mason Capital Management All Cap Fund 2012 Semi-Annual Report

Notes to financial statements (unaudited) (cont’d)

1. Organization and significant accounting policies

Legg Mason Capital Management All Cap Fund (the “Fund”) is a non-diversified separate investment series of Legg Mason Partners Equity Trust (the “Trust”). The Trust, a Maryland statutory trust, is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company.

The following are significant accounting policies consistently followed by the Fund and are in conformity with U.S. generally accepted accounting principles (“GAAP”). Estimates and assumptions are required to be made regarding assets, liabilities and changes in net assets resulting from operations when financial statements are prepared. Changes in the economic environment, financial markets and any other parameters used in determining these estimates could cause actual results to differ. Subsequent events have been evaluated through the date the financial statements were issued.

(a) Investment valuation. Equity securities for which market quotations are available are valued at the last reported sales price or official closing price on the primary market or exchange on which they trade. The valuations for fixed income securities (which may include, but are not limited to, corporate, government, municipal, mortgage-backed, collateralized mortgage obligations and asset-backed securities) and certain derivative instruments are typically the prices supplied by independent third party pricing services, which may use market prices or broker/dealer quotations or a variety of valuation techniques and methodologies. The independent third party pricing services use inputs that are observable such as issuer details, interest rates, yield curves, prepayment speeds, credit risks/spreads, default rates and quoted prices for similar securities. Short-term fixed income securities that will mature in 60 days or less are valued at amortized cost, unless it is determined that using this method would not reflect an investment’s fair value. When the Fund holds securities or other assets that are denominated in a foreign currency, the Fund will normally use the currency exchange rates as of 4:00 p.m. (Eastern Time). If independent third party pricing services are unable to supply prices for a portfolio investment, or if the prices supplied are deemed by the manager to be unreliable, the market price may be determined by the manager using quotations from one or more broker/dealers or at the transaction price if the security has recently been purchased and no value has yet been obtained from a pricing service or pricing broker. When reliable prices are not readily available, such as when the value of a security has been significantly affected by events after the close of the exchange or market on which the security is principally traded, but before the Fund calculates its net asset value, the Fund values these securities as determined in accordance with procedures approved by the Fund’s Board of Trustees.

The Board of Trustees is responsible for the valuation process and has delegated the supervision of the daily valuation process to the Legg Mason North American Fund Valuation Committee (the “Valuation Committee”). The Valuation Committee, pursuant to the policies adopted by the Board of Trustees, is responsible for making fair value determinations, evaluating the effectiveness of the Fund’s pricing policies, and reporting to the Board of Trustees. When determining the reliability of third party pricing information for investments owned by the Fund, the Valuation Committee, among other things, conducts due diligence reviews of pricing vendors, monitors the daily change in prices and reviews transactions among market participants.

The Valuation Committee will consider pricing methodologies it deems relevant and appropriate when making fair value determinations. Examples of possible methodologies include, but are not limited to, multiple of earnings; discount from market of a similar freely traded security; discounted cash-flow analysis; book value or a multiple thereof; risk premium/yield analysis; yield to maturity; and/or fundamental investment analysis. The Valuation Committee will also consider factors it deems relevant and appropriate in light of the facts and circumstances. Examples of possible factors include, but are not limited to, the type of security; the issuer’s financial statements; the purchase price of the security; the discount from market value of unrestricted securities of the same class at the time of purchase; analysts’ research and observations from financial institutions; information regarding any transactions or offers with respect to the security; the existence of merger proposals or tender offers affecting the security; the price and extent of public trading in similar securities of the issuer or comparable companies; and the existence of a shelf registration for restricted securities.

For each portfolio security that has been fair valued pursuant to the policies adopted by the Board of Trustees, the fair value price is compared against the last available and next available market quotations. The Valuation Committee reviews the results of such back testing monthly and fair valuation occurrences are reported to the Board of Trustees quarterly.

The Fund uses valuation techniques to measure fair value that are consistent with the market approach and/or income approach, depending on the type of security and the particular circumstance. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable securities. The income approach uses valuation techniques to discount estimated future cash flows to present value.

GAAP establishes a disclosure hierarchy that categorizes the inputs to valuation techniques used to value assets and liabilities at measurement date. These inputs are summarized in the three broad levels listed below:

•	Level 1 — quoted prices in active markets for identical investments

•	Level 2 — other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, credit risk, etc.)

•	Level 3 — significant unobservable inputs (including the Fund’s own assumptions in determining the fair value of investments)

The inputs or methodologies used to value securities are not necessarily an indication of the risk associated with investing in those securities.

Legg Mason Capital Management All Cap Fund 2012 Semi-Annual Report

Notes to financial statements (unaudited) (cont’d)

The following is a summary of the inputs used in valuing the Fund’s assets carried at fair value:

ASSETS
Description	Quoted Prices (Level 1)	Other Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Common stocks†	$419,365,550	—	—	$419,365,550
Short-term investments†	—	$2,284,000	—	2,284,000

Total investments	$419,365,550	$2,284,000	—	$421,649,550

†	See Schedule of Investments for additional detailed categorizations.

(b) Repurchase agreements. The Fund may enter into repurchase agreements with institutions that its investment adviser has determined are creditworthy. Each repurchase agreement is recorded at cost. Under the terms of a typical repurchase agreement, the Fund acquires a debt security subject to an obligation of the seller to repurchase, and of the Fund to resell, the security at an agreed-upon price and time, thereby determining the yield during the Fund’s holding period. When entering into repurchase agreements, it is the Fund’s policy that its custodian or a third party custodian, acting on the Fund’s behalf, take possession of the underlying collateral securities, the market value of which, at all times, at least equals the principal amount of the repurchase transaction, including accrued interest. To the extent that any repurchase transaction maturity exceeds one business day, the value of the collateral is marked-to-market and measured against the value of the agreement in an effort to ensure the adequacy of the collateral. If the counterparty defaults, the Fund generally has the right to use the collateral to satisfy the terms of the repurchase transaction. However, if the market value of the collateral declines during the period in which the Fund seeks to assert its rights or if bankruptcy proceedings are commenced with respect to the seller of the security, realization of the collateral by the Fund may be delayed or limited.

(c) Foreign currency translation. Investment securities and other assets and liabilities denominated in foreign currencies are translated into U.S. dollar amounts based upon prevailing exchange rates on the date of valuation. Purchases and sales of investment securities and income and expense items denominated in foreign currencies are translated into U.S. dollar amounts based upon prevailing exchange rates on the respective dates of such transactions.

The Fund does not isolate that portion of the results of operations resulting from fluctuations in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss on investments.

Net realized foreign exchange gains or losses arise from sales of foreign currencies, including gains and losses on forward foreign currency contracts, currency gains or losses realized between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Fund’s books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the values of assets and liabilities, other than investments in securities, on the date of valuation, resulting from changes in exchange rates.

Foreign security and currency transactions may involve certain considerations and risks not typically associated with those of U.S. dollar denominated transactions as a result of, among other factors, the possibility of lower levels of governmental supervision and regulation of foreign securities markets and the possibility of political or economic instability.

(d) Foreign investment risks. The Fund’s investments in foreign securities may involve risks not present in domestic investments. Since securities may be denominated in foreign currencies, may require settlement in foreign currencies or pay interest or dividends in foreign currencies, changes in the relationship of these foreign currencies to the U.S. dollar can significantly affect the value of the investments and earnings of the Fund. Foreign investments may also subject the Fund to foreign government exchange restrictions, expropriation, taxation or other political, social or economic developments, all of which affect the market and/or credit risk of the investments.

(e) Security transactions and investment income. Security transactions are accounted for on a trade date basis. Interest income, adjusted for amortization of premium and accretion of discount, is recorded on the accrual basis. Dividend income is recorded on the ex-dividend date. Foreign dividend income is recorded on the ex-dividend date or as soon as practicable after the Fund determines the existence of a dividend declaration after exercising reasonable due diligence. The cost of investments sold is determined by use of the specific identification method. To the extent any issuer defaults or a credit event occurs that impacts the issuer, the Fund may halt any additional interest income accruals and consider the realizability of interest accrued up to the date of default or credit event.

(f) Distributions to shareholders. Distributions from net investment income and distributions of net realized gains, if any, are declared at least annually. Distributions to shareholders of the Fund are recorded on the ex-dividend date and are determined in accordance with income tax regulations, which may differ from GAAP.

(g) Share class accounting. Investment income, common expenses and realized/unrealized gains (losses) on investments are allocated to the various classes of the Fund on the basis of daily net assets of each class. Fees relating to a specific class are charged directly to that share class.

(h) Compensating balance arrangements. The Fund has an arrangement with its custodian bank whereby a portion of the custodian’s fees is paid indirectly by credits earned on the Fund’s cash on deposit with the bank.

(i) Federal and other taxes. It is the Fund’s policy to comply with the federal income and excise tax requirements of the Internal Revenue Code of 1986 (the “Code”), as amended, applicable to regulated investment companies. Accordingly, the Fund intends to distribute its taxable income and net realized gains, if any, to shareholders in accordance with timing requirements imposed by the Code. Therefore, no federal or state income tax provision is required in the Fund’s financial statements.

Legg Mason Capital Management All Cap Fund 2012 Semi-Annual Report

Notes to financial statements (unaudited) (cont’d)

Management has analyzed the Fund’s tax positions taken on income tax returns for all open tax years and has concluded that as of October 31, 2012, no provision for income tax is required in the Fund’s financial statements. The Fund’s federal and state income and federal excise tax returns for tax years for which the applicable statutes of limitations have not expired are subject to examination by Internal Revenue Service and state departments of revenue.

Under the applicable foreign tax laws, a withholding tax may be imposed on interest, dividends and capital gains at various rates.

(j) Reclassification. GAAP requires that certain components of net assets be reclassified to reflect permanent differences between financial and tax reporting. These reclassifications have no effect on net assets or net asset value per share.

2. Investment management agreement and other transactions with affiliates

Legg Mason Capital Management, LLC (“LMCM”) is the Fund’s investment manager and Legg Mason Partners Fund Advisor, LLC (“LMPFA”) is the sub-administrator to the Fund. Western Asset Management (“Western Asset”) manages the Fund’s cash and short-term instruments. LMCM, LMPFA and Western Asset are wholly-owned subsidiaries of Legg Mason, Inc. (“Legg Mason”).

Under the investment management agreement, the Fund pays LMCM an investment management fee, calculated daily and paid monthly, at an annual rate of 0.70% of the Fund’s average daily net assets up to $2 billion and 0.65% of the Fund’s average daily net assets in excess of $2 billion.

LMPFA provides certain administrative services to the Fund pursuant to a sub-administration agreement between LMCM and LMPFA. LMCM, not the Fund, pays LMPFA for its services as sub-administrator and Western Asset for its management of the Fund’s cash and short-term instruments.

As a result of expense limitation arrangements between the Fund and LMCM, the ratio of expenses, other than brokerage, interest, taxes, extraordinary expenses and acquired fund fees and expenses, to average net assets of Class 1 shares did not and are not expected to exceed the total net annual operating expense of Class A shares less the 12b-1 differential of 0.25% through December 31, 2012. Effective January 1, 2013, the total annual operating expenses for Class 1 shares are not expected to exceed those for Class A shares. In addition, the ratio of expenses, other than brokerage, interest, taxes and extraordinary expenses, to average net assets of Class I shares did not exceed 1.00%. These expense limitation arrangements cannot be terminated prior to December 31, 2014 without the Board of Trustees’ consent.

During the six months ended October 31, 2012, fees waived and/or expenses reimbursed amounted to $162.

The investment manager is permitted to recapture amounts waived or reimbursed to a class during the same fiscal year if the class’ total annual operating expenses have fallen to a level below the expense limitation (“expense cap”) in effect at the time the fees were earned or the expenses incurred. In no case will the investment manager recapture any amount that would result, on any particular business day of the Fund, in the class’ total annual operating expenses exceeding the expense cap or any other lower limit then in effect.

Legg Mason Investor Services, LLC (“LMIS”), a wholly-owned broker-dealer subsidiary of Legg Mason, serves as the Fund’s sole and exclusive distributor.

There is a maximum initial sales charge of 5.75% for Class A shares. There is a contingent deferred sales charge (“CDSC”) of 5.00% on Class B shares, which applies if redemption occurs within 12 months from purchase payment. This CDSC declines by 1.00% per year until no CDSC is incurred. Class C shares have a 1.00% CDSC, which applies if redemption occurs within 12 months from purchase payment. In certain cases, Class A shares have a 1.00% CDSC, which applies if redemption occurs within 18 months from purchase payment (or within 12 months for shares purchased prior to August 1, 2012). This CDSC only applies to those purchases of Class A shares, which, when combined with current holdings of other shares of funds sold by LMIS, equal or exceed $1,000,000 in the aggregate. These purchases do not incur an initial sales charge.

For the six months ended October 31, 2012, LMIS and its affiliates received sales charges of $26,969 on sales of the Fund’s Class A shares. In addition, for the six months ended October 31, 2012, CDSCs paid to LMIS and its affiliates were approximately:

	Class A	Class B	Class C
CDSCs	$85	$9,044	$81

The Fund had adopted an unfunded, non-qualified deferred compensation plan (the “Plan”) which allowed non-interested trustees (“Independent Trustees”) to defer the receipt of all or a portion of their fees earned until a later date specified by the Independent Trustees. The deferred balances are reported in the Statement of Assets and Liabilities under Trustees’ fees payable and are considered a general obligation of the Fund and any payments made pursuant to the Plan will be made from the Fund’s general assets. The Plan was terminated effective January 1, 2006. This change had no effect on fees previously deferred. As of October 31, 2012, the Fund had accrued $1,887 as deferred compensation payable.

All officers and one Trustee of the Trust are employees of Legg Mason or its affiliates and do not receive compensation from the Trust.

3. Investments

During the six months ended October 31, 2012, the aggregate cost of purchases and proceeds from sales of investments (excluding short-term investments) were as follows:

Purchases	$47,424,215
Sales	70,617,293

Legg Mason Capital Management All Cap Fund 2012 Semi-Annual Report

Notes to financial statements (unaudited) (cont’d)

At October 31, 2012, the aggregate gross unrealized appreciation and depreciation of investments for federal income tax purposes were substantially as follows:

Gross unrealized appreciation	$94,590,471
Gross unrealized depreciation	(44,409,854)

Net unrealized appreciation	$50,180,617

4. Derivative instruments and hedging activities

Financial Accounting Standards Board Codification Topic 815 requires enhanced disclosure about an entity’s derivative and hedging activities.

During the six months ended October 31, 2012, the Fund did not invest in any derivative instruments.

5. Class specific expenses, waivers and/or expense reimbursements

The Fund has adopted a Rule 12b-1 distribution plan and under that plan the Fund pays a service fee with respect to its Class A, Class B and Class C shares calculated at the annual rate of 0.25% of the average daily net assets of each respective class. The Fund also pays a distribution fee with respect to its Class B and Class C shares calculated at the annual rate of 0.75% of the average daily net assets of each class, respectively. Service and distribution fees are accrued daily and paid monthly.

For the six months ended October 31, 2012, class specific expenses were as follows:

	Service and/or Distribution Fees	Transfer Agent Fees
Class 1	—	$294,606
Class A	$236,319	399,119
Class B	114,063	72,385
Class C	262,068	40,597
Class I	—	2,206

Total	$612,450	$808,913

For the six months ended October 31, 2012, waivers and/or expense reimbursements by class were as follows:

Waivers/Expense Reimbursements
Class 1	—
Class A	—
Class B	—
Class C	—
Class I	$162

Total	$162

6. Distributions to shareholders by class

	Six Months Ended October 31, 2012	Year Ended April 30, 2012
Net Investment Income:
Class 1	—	$757,526
Class A	—	236,789
Class B	—	133,433
Class C	—	235,169
Class I	—	5,704

Total	—	$1,368,621

7. Shares of beneficial interest

At October 31, 2012, the Trust had an unlimited number of shares of beneficial interest authorized with a par value of $0.00001 per share. The Fund has the ability to issue multiple classes of shares. Each class of shares represents an identical interest and has the same rights, except that each class bears certain direct expenses, including those specifically related to the distribution of its shares.

Transactions in shares of each class were as follows:

	Six Months Ended October 31, 2012		Year Ended April 30, 2012
	Shares	Amount	Shares	Amount
Class 1
Shares sold	—	—	4,923	$42,970
Shares issued on reinvestment	—	—	100,468	757,526
Shares repurchased	(1,245,120)	$(10,310,910)	(3,006,634)	(23,834,569)

Net decrease	(1,245,120)	$(10,310,910)	(2,901,243)	$(23,034,073)

Class A
Shares sold	1,055,573	$8,698,754	2,018,351	$16,009,315
Shares issued on reinvestment	—	—	31,167	233,755
Shares repurchased	(1,885,646)	(15,547,436)	(4,684,333)	(36,683,192)

Net decrease	(830,073)	$(6,848,682)	(2,634,815)	$(20,440,122)

Class B
Shares sold	637	$4,779	43,882	$332,641
Shares issued on reinvestment	—	—	18,072	131,382
Shares repurchased	(761,545)	(5,730,410)	(1,580,192)	(11,693,030)

Net decrease	(760,908)	$(5,725,631)	(1,518,238)	$(11,229,007)

Class C
Shares sold	34,511	$259,760	137,000	$1,016,053
Shares issued on reinvestment	—	—	30,774	227,421
Shares repurchased	(601,940)	(4,610,024)	(1,735,905)	(12,765,681)

Net decrease	(567,429)	$(4,350,264)	(1,568,131)	$(11,522,207)

Legg Mason Capital Management All Cap Fund 2012 Semi-Annual Report

Notes to financial statements (unaudited) (cont’d)

	Six Months Ended October 31, 2012		Year Ended April 30, 2012
	Shares	Amount	Shares	Amount
Class I
Shares sold	107,347	$872,272	109,750	$877,723
Shares issued on reinvestment	—	—	539	4,072
Shares repurchased	(43,672)	(369,520)	(34,018)	(274,473)

Net increase	63,675	$502,752	76,271	$607,322

8. Capital loss carryforward

As of April 30, 2012, the Fund had the following net capital loss carryforward remaining:

Year of Expiration	Amount
4/30/2017	$(248,587,421)
4/30/2018	(174,575,876)

$(423,163,297)

These amounts will be available to offset any future taxable capital gains.